Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated 26 March 2024 relating to the financial statements of Marex Group plc, appearing in the Registration Statement No. 333-278231 on Form F-1.

/s/ Deloitte LLP

London, United Kingdom

26 April 2024